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                                                                  Exhibit 10.136

                               HOLDBACK AGREEMENT

       This HOLDBACK AGREEMENT (this "Holdback Agreement") is made and entered into as of the 13th, day of May, 2004, by and among Lansing Pavilion, LLC (hereinafter referred to as "Seller"), Inland Western Lansing Eastwood, L.L.C., (hereinafter referred to as "Purchaser"), and Chicago Title and Trust Company (hereinafter referred to as "Escrow Agent") having as its address 171 N. Clark Street, Chicago, Illinois 60601.

                              W I T N E S S E T H:

       WHEREAS, pursuant to that certain Purchase and Sale Agreement dated as of the 29th day of March, 2004 (collectively, the "Contract"), Purchaser acquired on and as of the date hereof from Seller certain real property commonly known as Eastwood Towne Center Shopping Center located in Lansing, Michigan (the "Property"); and

       WHEREAS, one of the tenants in the Property is Dick's Sporting Goods ("Dick's") under a lease, dated June 28, 2001 (the "Lease"); and

       WHEREAS, the Lease provides that until Walmart and Sam's open their doors for business within the Property, Dick's has the option of paying percentage rent based on sales, rather than the Minimum Rent (as defined in the Lease) of $450,000.00 per year ($37,500.00 per month) (the "Minimum Rent"); and

       WHEREAS, Dick's has elected to pay percentage rent based on sales because Walmart and Sam's have not yet opened for business; and

       WHEREAS, Seller and Purchaser reasonably expect that Walmart and Sam's will open for business in approximately September, 2004, at which time Dick's will be required to stop paying percentage rent and will be required to start paying Minimum Rent; and

       WHEREAS, Purchaser and Seller negotiated the purchase price of the Property based upon the assumption that at the closing of this transaction ("Closing") Dick's would be paying Minimum Rent; and

       WHEREAS, if Dick's was paying Minimum Rent, the total purchase price of the Property attributable to the Lease would have been $5,480,453.00 ($450,000.00 x a capitalization rate of 8.211%); and

       WHEREAS, Purchaser and Seller agreed that only $1,644,136.00 of the $5,480,453.00 attributable to the Lease would be paid ($135,000.00 x capitalization rate of 8.211%), leaving a balance due of the purchase price attributable to the Lease of $3,836,317.00; and

       WHEREAS, Seller and Purchaser have agreed that an amount equal to $3,836,317.00 (the "Escrow Deposit") will be held back from the purchase price and deposited with Escrow Agent at Closing and will then be held and disbursed in accordance with this Holdback Agreement; and

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       WHEREAS, Escrow Agent is willing to accept the Escrow Deposit and hold and disburse same in accordance with the terms and conditions set forth below.

       NOW, THEREFORE, for and in consideration of the premises hereto, the covenants and agreements hereinafter made, and for Ten and 00/100 Dollars ($10.00) in hand paid to Escrow Agent, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1. DEPOSIT. Purchaser hereby deposits with Escrow Agent, and Escrow Agent hereby acknowledges receipt of the Escrow Deposit. Escrow Agent hereby agrees to deposit the Escrow Deposit into an interest bearing account with U.S. Bank National Association or other depository reasonably satisfactory to Purchaser, Seller and Escrow Agent with interest accruing and added to the Escrow Deposit. The federal taxpayer identification of Seller is as follows:
31-1783213.

       2. TERM. The term of this Holdback Agreement shall commence on the date hereof and end on the earlier of (the "Expiration Date") (i) the Minimum Rent Date (as hereinafter defined) or (ii) May ______, 2005.

       3. MONTHLY REPORTS. At the written request of Seller, made no more than once each calendar month, Purchaser shall give Seller, within five (5) business days of such request, a written report on the status of Walmart and Sam's opening their stores for business. In addition, if there is any reason that Purchaser believes that Dick's will not start paying Minimum Rent when Walmart and Sam's opens for business, Purchaser shall so notify Seller in such written reports. If Purchaser indicates that there may be a problem or issue with Dick's paying Minimum Rent when Walmart and Sam's opens for business, Seller and Purchaser shall confer and the parties shall work together to resolve, if possible, any such problem.

       4. NOTIFYING DICK'S. When Walmart and Sam's open for business, Purchaser shall take reasonable action to ensure that Dick's knows that they are open for business and that Dick's begins to pay Minimum Rent instead of percentage rent based on sales.

       5. MINIMUM RENT DATE. Purchaser covenants and agrees that as promptly as is reasonably possible and in any event not more than ten (10) days after the date upon which Dick's is obligated to and commences paying the Minimum Rent pursuant to the Lease, Purchaser shall deliver notice thereof ("Purchaser's Notice") to Escrow Agent and Seller. The "Minimum Rent Date" is the date that is the later of (a) the date upon which Escrow Agent receives Purchaser's Notice or
(b) the date upon which the Escrow Deposit is received by Seller's bank account as described below.

       6. DISBURSEMENT OF ESCROW DEPOSIT. If Purchaser's Notice is received by Escrow Agent on or before May ____, 2005, Escrow Agent shall upon receipt thereof, without requirement of further direction from any party, disburse the Escrow Deposit to Seller. If Purchaser's Notice is not received on or before May ___, 2005 and provided Escrow Agent has not received notice of a Purchaser Default, as defined and provided in paragraph 7 below, Escrow Agent shall, without requirement of further direction from any party, disburse the Escrow Deposit to Purchaser. Upon disbursement of

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the Escrow Deposit to either party, this Holdback Agreement shall terminate.
Disbursement of the Escrow Deposit required by this Holdback Agreement to be made to Seller shall be wire transferred to Seller as follows:

                                  Lansing Pavilion, LLC
                                  c/o The Huntington National Bank
                                  105 East Fourth Street
                                  Cincinnati, Ohio 45202
                                  Acct No.: 01651110775
                                  ABA No.: 044000024

       7. PURCHASER DEFAULT. Notwithstanding the foregoing, in the event that Walmart and Sam's have opened for business and Dick's does not commence paying Minimum Rent but the reason for such non-payment is the material non-performance of Purchaser's obligations under the Lease arising from and after the Closing or Purchaser's negligence or willful misconduct or in the event Dick's has commenced paying Minimum Rent prior to May ____, 2005 but Purchaser has failed to timely provide Purchaser's Notice with respect to same (as to any such non-performance, negligence, willful misconduct or failure, "Purchaser Default"), the Escrow Deposit shall not be disbursed to Seller or Purchaser until both such parties have mutually agreed in writing on its disposition and instructed the Escrow Agent accordingly or until a court of competent jurisdiction determines the Escrow Deposit's disposition. In the event that Escrow Agent receives written notice from Seller or Purchaser that a Purchaser Default has occurred or is occurring, Escrow Agent shall not disburse the Escrow Deposit to Purchaser even if May ____, 2005 occurs; provided that if Escrow Agent has not received such notice of Purchaser Default on or prior to May ___, 2005, Escrow Agent shall disburse the Escrow Deposit in accordance with Paragraph 6 hereof without any further direction from either party hereto..

       8. ESCROW ADMINISTRATION. The costs of administration of this Holdback Agreement by Escrow Agent in the sum of ________________________ Dollars ($_________________) shall be shared equally by Seller and Purchaser. This Holdback Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, principals, successors and assigns and shall be governed and construed in accordance with the laws of the State of Illinois. No modification, amendment or waiver of the terms hereof shall be valid or effective unless in writing and signed by all of the parties hereto. This Holdback Agreement may be executed in multiple counterpart originals, each of which shall be deemed to be and shall constitute an original. If there is any conflict between the terms of this Holdback Agreement and the terms of the Contract, the terms of this Holdback Agreement shall control.

       9. NOTICES. All notices, requests, consents and other communications hereunder shall be sent to each of the following parties and be in writing and shall either be: (i) delivered by facsimile transmission, or (ii) personally delivered, or (iii) sent by Federal Express or other overnight or same day courier service providing a return receipt, (and shall be effective when received, when refused or when the same cannot be delivered, as evidenced on the return receipt) to the following addresses:

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If to Seller:                     Lansing Pavilion, LLC
                                  Attention: Thomas Hoffman and J.R. Anderson
                                  3805 Edwards Road
                                  Suite 700
                                  Cincinnati, Ohio 45209
                                  Facsimile No. (513) 241-2637

Copy to:                          Richard B. Tranter, Esq.
                                  Dinsmore & Shohl LLP
                                  1900 Chemed Center
                                  255 East Fifth Street
                                  Cincinnati, Ohio 45202
                                  Facsimile: (513) 977-8141

If to Purchaser:                  Inland Western Lansing Eastwood, L.L.C.
                                  Attention: Joanne Armenta
                                  2901 Butterfield Road
                                  Oak Brook, Illinois 60523
                                  Telephone: (630) 218-5685
                                  Facsimile: (630) 645-3788

Copy to:                          The Inland Real Estate Group, Inc.
                                  Attention: Dennis K. Holland, Esq.
                                  2901 Butterfield Road
                                  Oak Brook, Illinois 60523
                                  Telephone: (630) 218-2861
                                  Facsimile: (630) 218-4900

If to Escrow Agent:               Chicago Title Insurance Company
                                  Attention: Nancy Castro
                                  171 N. Clark Street, 3rd Floor
                                  Chicago, Illinois 60601
                                  Telephone: (312) 223-3909
                                  Facsimile: (312) 223-2108

       10. COUNTERPARTS. This Holdback Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories of the original or the same counterpart. Furthermore, the signatures from one counterpart may be attached to another to constitute a fully executed original. This Holdback Agreement may be executed by facsimile.

       11. REPORTING. Escrow Agent agrees to deliver to Seller and Purchaser, on a monthly basis,

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a copy of the bank statement of account of the Escrow Deposit. Such monthly statements shall be delivered to the foregoing notice addresses.

       12. ESCROW AGENT'S LIABILITY. Escrow Agent shall have no liability whatsoever arising out of or in connection with its activity as escrow agent provided it does not act in bad faith and Seller and Purchaser jointly and severally agree to indemnify and hold harmless Escrow Agent from all loss, cost, claim, damage, liability and expenses (including reasonable attorneys' fees) which may be incurred by reason of its acting as escrow agent unless caused by Escrow Agent's bad faith or willful disregard of the terms of this Holdback Agreement.

       13. RELIANCE. Escrow Agent shall be entitled to rely upon any judgment, certification, demand or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein, the propriety or validity thereof, or the jurisdiction of a court issuing any such judgment. Escrow Agent may act in reliance upon (x) any instrument or signature believed to be genuine and duly authorized, and (y) advice of counsel in reference to any matter or matters connected therewith.

       14. LEGAL FEES. In the event of a dispute concerning disposition of the Escrow Deposit, the party to whom the Escrow Deposit is finally awarded by a court of competent jurisdiction shall be entitled to be reimbursed by the other party for its reasonable legal fees incurred in the dispute.

                         (SIGNATURES ON FOLLOWING PAGE)

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       IN WITNESS WHEREOF, each of the parties hereto has caused this Holdback
Agreement to be signed and delivered as of the day and year first above written.

                       PURCHASER:

                       INLAND WESTERN LANSING EASTWOOD, L.L.C., a
                       Delaware limited liability company


                       By: Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member


                            By:      /s/ Valerie Medina
                                   -----------------------------------------
                            Name:    Valerie Medina
                                   -----------------------------------------
                            Title:   Asst. Secretary
                                   -----------------------------------------


                       (Signatures Continued On Next Page)

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                       SELLER:

                       LANSING PAVILION, LLC, a Michigan limited liability company

                       By:   Jeffrey R. Anderson Real Estate, Inc., its Manager

                       By:
                           ---------------------------------------------
                             Jeffrey R. Anderson
                       Its: President


                       By:
                           -------------------------------------------
                       As Its:


                       ESCROW AGENT:

                       CHICAGO TITLE AND TRUST COMPANY


                       By: /s/ Nancy R. Castro
                           --------------------------
                       Name:   NANCY R. CASTRO
                             ------------------------
                       Its:                AVP
                           --------------------------